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                                                                    Exhibit 23.1

                          INDEPENDENT AUDITORS' CONSENT



         We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-54964 of Radian Group Inc. on Form S-3 of our report dated March 10, 2000, appearing in the Annual Report on Form 10-K of Radian Group Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



                            /s/
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                            DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Philadelphia, Pennsylvania

February 15, 2001




                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-54964 of Radian Group Inc. on Form S-3 of our report related to the consolidated financial statements of Enhance Financial Services Group Inc. dated March 27, 2000 and our report related to Credit-Based Asset Servicing and Securitization LLC dated January 6, 2000, each appearing in the Annual Report on Form 10-K/A of Enhance Financial Services Group Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.


New York, New York

February 15, 2001